UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 3.03 Material Modification to Rights of Security Holders

On January 21, 2021, a third-party lender converted $29,478.58 principal, interest and penalties related to a November 14, 2019 loan made to FOMO CORP. (“FOMO”) into 66,996,773 common shares, which fully retires the debenture. As a result, the third-party lender is required to release an estimated two billion four hundred million (2,400,000,000) common shares previously held as collateral against a series of loans made to the Company since 2018, all of which have now been extinguished/retired. For clarity, none of those reserve shares were ever issued or outstanding. The reserve release has no bearing on the float of the Company’s stock, though the action does substantially reduce the Company’s need to change its share structure through corporate action(s) as it seeks to finance organic growth and announced planned acquisitions. As of January 22, 2021, the Company has only one debenture remaining able to be converted under Rule 144 into free trading stock. This loan has principal amount of $2,286 and estimated interest and penalties of approximately $1,500, meaning it is convertible into less than eight (8) million common shares based on executed loan documents and their terms and conditions. Management has contacted the lender to obtain an exact balance on the loan plus accrued interest and penalties, effect a conversion of the loan, or repurchase the loan to eradicate the last remaining amount of “aged variable debt” from the Company’s balance sheet.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. PowerUp Debenture – November 14, 2019*
10.2	FOMO CORP. Tri-Bridge Debenture – March 15, 2019**

*Incorporated by reference to Exhibit 10.17 of Form 10-K for 2019 filed December 7, 2020.

**Incorporated by reference to Exhibit 10.13 of Form 10-K for 2019 filed December 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 22, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer